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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Medical Properties Trust, Inc.:

         We consent to the use of our report included herein and to the references to our firm under the heading "Experts," "Summary Selected Financial Data" and "Selected Financial Data" in the prospectus.



/s/  KPMG LLP


January 5, 2005
Birmingham, Alabama